UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 17, 2019

AZZ INC.
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:
817-810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12-b of this chapter).

Emerging growth company ☐  ¨

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ☐

Item 4.01 – Change in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Accounting Firm

On May 17, 2019, the Audit Committee of the Board of Directors (the “Audit Committee”) of AZZ Inc. (the “Company”) dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm and provided BDO with notice of such dismissal.

During the fiscal years ended February 28, 2018 and 2019, there were no (i) “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO would have caused them to make reference thereto in their reports on the financial statements for such periods; or (ii) “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto), except that as reported in Part II, Item 9A of the Company’s Annual Reports on Form 10-K for the fiscal year ended February 28, 2018 (the “2018 10-K”) and for the fiscal year ended February 28, 2019 (the “2019 10-K”), the Company reported a material weakness in its internal control over financial reporting. In particular, as of February 28, 2018, the Company concluded its internal control over financial reporting was not effective due to the inadequate design of controls pertaining to the Company’s review and ongoing monitoring of its revenue recognition policies. As of February 28, 2019, the Company concluded that its internal control over financial reporting was not effective as of February 28, 2019 due to the existence of a material weakness related to inadequate operating effectiveness of controls pertaining to the Company’s preparation and review of its revenue reconciliations. BDO’s reports on the effectiveness of the Company’s internal control over financial reporting as of February 28, 2018 and as of February 28, 2019, which were included in the 2018 10-K and 2019 10-K, respectively, contained adverse opinions therein.

On May 17, 2019, the Company provided BDO with its disclosures in this Current Report on Form 8-K disclosing the dismissal of BDO and requested in writing that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with such disclosure. A copy of BDO’s response is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Engagement of Independent Registered Accounting Firm

On May 17, 2019 the Audit Committee approved the engagement of Grant Thornton LLP (“GT”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending February 29, 2020. During the Company’s two most recent fiscal years ended February 28, 2018 and 2019, the Company engaged with GT on the following matters:

(i)	Accounting advisory services related to the Company’s adoption of new accounting standards for revenue recognition and leasing; and

(ii)	Tax advisory services related to tax compliance and optimization.

During the Company’s two most recent fiscal years ended February 28, 2018 and 2019, other than the matters described above, neither the Company nor anyone acting on its behalf consulted with GT on (i) any matters regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that GT concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of any “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto). The Company has authorized BDO to respond fully and without limitation to all requests of GT concerning the material weaknesses referenced above.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is filed as part of this report.

Exhibit No.	Description
16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission dated May 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.
Date: May 23, 2019	By:	/s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary